Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 2002 relating to the consolidated financial statements, which appears in UTStarcom, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2001.  We also consent to the incorporation by reference of our report dated January 14, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K/A.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Francisco, California

July 11, 2002